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                    [LETTERHEAD OF PRICEWATERHOUSECOOPERS]


                                                                  EXHIBIT (n)(2)




ANZ Exchangeable Preferred Trust
c/o Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19715
U.S.A.
                                                              September 14, 1998



Ladies and Gentlemen

                        Registration Statement on Form N-2
                        File Nos 333-58751 and 811-08865

We have acted as tax counsel to the ANZ Exchangeable Preferred Trust (the "Trust ") in connection with the registration of its Trust Units Exchangeable for Preference Shares(SM) (TrUEPrS(SM)). In connection therewith, we have prepared the discussion set forth under the captions "Prospectus Summary - Certain Tax Considerations - Australia" and "Taxation - Australian Tax Considerations" (the "Discussion") in the Prospectus (the "Prospectus") that is part of Pre-Effective Amendment No 3 to the Registration Statement on Form N-2 (File Nos. 333-58751 and 811-08865) (the "Registration Statement") filed by the Trust with the Securities and Exchange Commission on September 14, 1998.

We hereby confirm our opinion as set forth in the Discussion. In rendering our opinion, we have examined the Amended and Restated Trust Agreement of the Trust and those transaction documents we considered relevant to our opinion, each in the form to be filed as an exhibit to the Registration Statement, and have assumed that the obligations contemplated thereunder will be performed in accordance with their terms.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Taxation - Australian Tax Consideration" in the Prospectus. The issuance of such consent does not concede that we are an "expert" for the purposes of the Securities Act of 1933.



                                       Very truly yours


                                       /s/ A.E. Clemens


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